Exhibit 23.5

                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation on Form S-3 of our report dated December 4, 2000, appearing in the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.


HJ & Associates, LLC
Salt Lake City, Utah
July 9, 2002


                                     - 24 -